Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

DIRECTOR OF THE PEOPLES BANK RESIGNS

BILOXI, MS (December 16, 2014) — The Peoples Bank, a 118-year old subsidiary of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), announced director A. Wynn Alexander has resigned from the board for personal reasons.

“We will miss Wynn’s wise counsel,” said Chevis C. Swetman, Chairman and Chief Executive Officer. “His professional experience and personal reputation in the Stone County area have been extremely valuable to the growth of our business in that region,” Swetman added.

Alexander was elected a director of The Peoples Bank in 2011. He is currently president of Desoto Treated Materials, Inc. and Desoto Land and Timber, Inc. in Wiggins, Mississippi. Alexander was a founding member of the CPA firm Alexander Van Loon Sloan Levens & Favre, and was a partner with the accounting firm until his retirement in 1997.

Founded in 1896, with $753 million in assets as of September 30, 2014, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation is listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.